DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (this “Agreement’) is made as of this 28 day of December, 2017 by and between Causeway ETMF Trust (the “Company”), a Delaware statutory trust, and SEI Investments Distribution Co. (the “Distributor”), a Pennsylvania corporation.

WHEREAS, the Company is registered as an investment company with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares of beneficial interest (“Shares”) are registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Company intends to create and redeem groups of Shares of each class or series of the Company (each a “Fund” and collectively, the “Funds”) to be identified and agreed to in writing, on a continuous basis at their net asset value only in aggregations constituting Creation Units (as defined in the Funds’ effective registration statement on Form N-1A filed with the SEC (“Registration Statement”)); and

WHEREAS, the Shares of each Fund will be listed on one or more national securities exchanges (together, the “Listing Exchanges”);

WHEREAS, the Company desires to retain the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth herein, and to enter into arrangements with broker-dealers who may break apart such Creation Units in smaller quantities in order to solicit purchases of Shares as and in the manner provided in the Company’s Registration Statement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained and intending to be legally bound, the parties hereby agree as follows:

SECTION 1 APPOINTMENT

The Company hereby appoints Distributor as its distributor of Creation Units of the Funds and to provide such other services in accordance with the terms set forth in this Agreement. Distributor accepts such appointment and agrees to furnish certain related services as set forth in this Agreement.

SECTION 2 SOLICITATION OF SALES AND OTHER SERVICES

2.01 Solicitation of Sales. The Company grants to Distributor the right to sell its Creation Units authorized for issue at the applicable net asset value, in accordance with the Prospectus, as agent and on behalf of the Company, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states (“Blue Sky Laws”). As used in this Agreement, the term, “Prospectus” means each Fund’s current prospectus, statement of additional information, Registration Statement, proxy solicitation and tender offer materials, annual or other periodic report of the Company or any Fund thereof, as each may be supplemented and/or amended from time to time. As used in this Agreement, the term, “Sales Materials” means any advertising, marketing, shareholder communication, or promotional material generated by the Company or its investment adviser from time to time for use in connection with the sale or marketing for sale of any Fund.

2.02 Other Services. Without limiting the foregoing, the Distributor will perform or supervise

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the performance by others of the additional services set forth herein, including those set forth in Schedule B, attached hereto. If the Distributor delegates any obligations hereunder, it shall be solely responsible for ensuring all such delegates comply with all relevant terms of this Agreement and any non-compliance of such parties shall constitute non-compliance by Distributor.

SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS

3.01 Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants that:

(a) it is duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power under the laws of such state and applicable federal law to conduct its business as now being conducted and to perform its obligations as contemplated by this Agreement;

(b) this Agreement has been or will be duly authorized by the board of trustees of the Company and, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(c) it shall timely perform all material obligations identified in this Agreement as obligations of the Company, including, without limitation, providing the Distributor with all Sales Materials reasonably requested by the Distributor and giving all necessary consents or approvals in good faith and within a timely manner;

(d) it is not a party to any, and there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, “Actions”) of any nature against it, its advisor or its properties or assets which are expected, individually or in the aggregate, to have a material effect upon its business or financial condition or its ability to perform its obligations under this Agreement;

(e) it is an investment company that is or will be duly registered under all applicable laws and regulations, including, without limitation the 1940 Act, and each Fund is a separate series of the Company;

(f) each Prospectus and piece of Sales Material has been or will be prepared in accordance with all applicable laws and regulations and will not include any untrue statement of a material fact or omit to state a material fact that is required to be stated therein so as to make the statements contained in any such Prospectus or Sales Materials not misleading;

(g) it will notify the Distributor as soon as reasonably practical in advance of any matter which could materially affect the Distributor’s performance of its duties and obligations under this Agreement, including any amendment to the Registration Statement or amendment or supplement to any Prospectus, or of any stop order suspending the effectiveness of the Registration Statement;

(h) it will provide Distributor with the opportunity to review and comment on each piece of Sales Literature and Advertisement thereto at least one week prior to proposed use of the same and will not use or permit another party to use any Sales Literature and Advertisements unless and until the Distributor has approved the use of such material;

(i) it will provide Distributor with the opportunity to review and comment on each registration statement and amendment or supplement thereto at least one week prior to filing the same with an applicable regulatory body;

(j) it will provide Distributor with the opportunity to review and comment on each exemptive application or amendment thereto at least two weeks prior to filing the same with an applicable regulatory body;

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(k) it shall fully cooperate with requests from government regulators and the Distributor for information relating to customers and/or transactions involving the Creation Units, as permitted by law, in order for the Distributor to comply with its regulatory obligations; and

(l) in the event it determines that it is in the interest of the Company to suspend or terminate the sale of any Creation Units, the Company shall promptly notify the Distributor of such fact in advance and in writing prior to the date on which the Company desires to cease offering the Creation Units.

3.02 Representations, Warranties and Covenants of Distributor. The Distributor hereby represents, warrants and covenants as follows:

(a) it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms;

(b) information about litigation to which the Distributor or any of its affiliates is a party will be set forth in SEI Investments Company’s periodic SEC filings in accordance with the rules of the SEC and will be publicly available in filings on Forms 10-Q, 10-K and 8-K from time to time;

(c) it is registered as a broker-dealer with the SEC under the 1934 Act and a member of FINRA, and agrees to comply with all applicable rules and regulations of FINRA and to notify the Company in the event that it is suspended or expelled from FINRA;

(d) it shall not give any information or make any representations about the Company or the Funds other than those contained in the current Prospectus or Sales Materials of the Company filed with the SEC or contained in shareholder reports;

(e) to the best of its knowledge and beliefit is not a party to any, and there are no, pending or threatened Actions of any nature against it or its properties or assets which are expected, individually or in the aggregate, to have a material effect upon its ability to perform its obligations under this Agreement;

(f) it will maintain compliance policies and procedures (a “Compliance Program”) that are reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 of the 1940 Act, and including applicable laws and regulations aimed at the prevention and detection of money laundering and/or the financing of terrorism activities including the Bank Secrecy Act, as amended by the USA PATRIOT Act) with respect to the Distributor’s services under this Agreement, will provide a certification to such effect upon reasonable request of the Company and will provide any and all information with respect to the Compliance Program, including without limitation, information and certifications with respect to material violations of the Compliance Program and any material deficiencies or changes therein, as may be reasonably requested by the Company’s chief compliance officer or board of trustees; and

(g) it is not an “affiliated person” (as defined in the 1940 Act) with any Listing Exchanges.

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SECTION 4 ISSUANCE AND REGISTRATION OF SHARES

4.01 Issuance of Shares. The Company agrees to issue Creation Units of each Fund and to request DTC to record on its books the ownership of the Shares constituting such Creation Units in accordance with the book-entry system procedures described in each Prospectus in such amounts as the Distributor has requested through the Company’s transfer agent in writing or other means of data transmission, as promptly as practicable after receipt by the Company of the requisite Deposit Securities and Cash Components (together with any fees) and acceptance of such order, upon the terms described in the Registration Statement.

4.02 Registration of Shares. The Company agrees that it will take all action necessary to register or qualify Shares under the federal and state securities laws so that there will be available for sale the number of Shares necessary in connection with the number of Creation Units the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Company will make available to the Distributor such number of copies of its Prospectus and Sales Materials as the Distributor may reasonably request. The Company will furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Creation Units of the Company. The Distributor shall deliver copies of the Prospectus of the Company as then amended or supplemented to Authorized Participants (and, upon request, copies of the statement of additional information), except where such delivery is not required by applicable law.

SECTION 5 AGREEMENTS WITH AUTHORIZED PARTICIPANTS

The Distributor will enter into agreements (each, an “Authorized Participant Agreement”) with authorized participants of its choice for the creation and redemption of Creation Units of a Fund. Each authorized participant shall be a registered broker/dealer, a clearing agency registered with the SEC or a participant in the system for book-entry of the Depository Trust Company. Each Authorized Participant Agreement will include such terms and conditions as the Distributor will deem necessary or appropriate from time to time.

SECTION 6 EXPENSES

6.01 Company Expenses. The Company will pay or cause its investment adviser to pay all fees and expenses (i) in connection with the preparation, setting in type and filing of any Prospectus or Sales Materials under the 1933 Act and amendments for the issue of its Shares or Creation Units; (ii) in connection with the registration and qualification of Shares for sale in the various states in which the board of trustees of the Company will determine advisable to qualify such Shares for sale; (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders or authorized participants of the Company in their capacity as such; (iv) in connection with printing and mailing any Prospectus or Sales Materials to Distributor; and (v) all other expenses incurred in connection with the issuance of the Shares and the Creation Units and listing of the Shares on the Listing Exchange.

6.02 Distributor Expenses. Distributor will pay all of its costs and expenses (other than expenses and costs deemed payable by the Funds and other than expenses which one or more authorized participants may bear pursuant to any agreement with Distributor) incurred by it in connection with the performance of its distribution duties hereunder.

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SECTION 7 COMPENSATION

As compensation for providing the services under this Agreement, the Company will pay Distributor the fees set forth in Schedule C hereto. Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the Company or the Company’s investment adviser or its affiliates with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time. The parties acknowledge, that to the extent the Company lacks sufficient resources to pay the fees (or other expenses) payable to Distributor, the Company’s investment adviser or its affiliates may make such payment to Distributor from the past profits or other resources of the investment adviser. The parties further acknowledge that to the extent that fees payable to the Distributor are paid by the investment adviser or its affiliates, the investment adviser shall be responsible for making all disclosures of such payments to the board of trustees.

SECTION 8 INDEMNIFICATION

8.01 Indemnification of Distributor. The Company agrees to indemnify, defend and hold harmless, the Distributor, each of its directors, officers, principals, representatives, employees and each person, if any, who controls, is controlled by or is under common control with, the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which any of the Distributor Indemnified Parties may become subject, arising out of or based upon (i) any claim that the Registration Statement or any Prospectus, shareholder report, item of Sales Literature and Advertisements, other information filed or made public by the Company or any document incorporated by reference into any of the foregoing (collectively, the “Covered Documents”) included or includes an untrue statement of a material fact or that any Covered Documents omitted or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor for any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such action or claim or (ii) any claims of infringement or misappropriation of the intellectual property rights of a third party against the Distributor arising out of or based on the use by the Distributor of any intellectual property of such third party, including, without limitation, indexes, strategies or trademarks that serve as the basis for the Funds or are used by the Funds (the “Intellectual Property”) in connection with its duties as Distributor pursuant to this Agreement, regardless of whether such third party’s rights or claims of rights to such Intellectual Property were disclosed to Distributor and (iii) any breach of any representation, warranty or covenant made by the Company in this Agreement; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises directly out of or is directly based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Covered Documents about the Distributor in reliance upon and in conformity with written (including any email or hand marked changes) information furnished to the Company by or on behalf of the Distributor expressly for use therein. In no case will this Section apply in any way to provide indemnification to the Distributor for its or the Distributor Indemnified Parties willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement. For all purposes under this Agreement, the term “gross negligence shall mean a conscious, voluntary act or omission in reckless disregard of a legal duty and the rights of, or consequences to, others, and not merely a lack of due care.

8.02 Indemnification of the Company. Distributor will indemnify and hold harmless the Company, each of its directors, trustees, officers, employees and each person, if any, who controls, is controlled by or is under common control with, the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Company Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several, whatsoever (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company Indemnified Parties may become subject, to the extent, but only to the extent, arising from the Distributor’s or a Distributor Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or that an untrue statement or

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alleged untrue statement or omission or alleged omission was made in the Covered Document, in reliance upon and in conformity with written (including any email or hand marked changes) information furnished to the Company by or on behalf of the Distributor about the Distributor expressly for use therein.

8.03 Indemnification Procedures.

(a) If any action or claim shall be brought against any Distributor Indemnified Party or Company Indemnified Party (any such party, an “Indemnified Party” and collectively, the “Indemnified Parties”), in respect of which indemnity may be sought against the other party hereto, such Indemnified Party shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.

(b) Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded party) included such Indemnified Party and the indemnifying party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or which may result in a conflict of interest (in which case if such Indemnified Party notifies the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Indemnified Parties.

(c) No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

(d) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if such action is settled with the written consent of the indemnifying party, or if there shall be a final judgment for the plaintiff in any such action and the time for filing all appeals has expired, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(e) The obligations of the indemnifying party under this Section 8 shall be in addition to any liability that the indemnifying party may otherwise have.

8.04 [RESERVED]

8.05 Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages.

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SECTION 9 TERM AND TERMINATION

This Agreement will be effective upon its execution, and, unless terminated as provided, will continue in force for two years and thereafter from year to year, provided that such annual continuance is approved by either (i) the vote of a majority of the trustees of the Company, or the vote of a majority of the outstanding voting securities of a Fund and (ii) the vote of a majority of those trustees of the Company who are not parties to this Agreement or interested persons of any such party (“Qualified Trustee”), cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time without penalty by a vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of a Fund or by the Distributor upon not less than thirty days prior written notice to the other party; and shall automatically terminate upon its assignment. As used in this paragraph the terms, “vote of a majority of the outstanding voting securities,” “assignment” and “interested person” will have the respective meanings specified in the 1940 Act. In the event the Company gives notice of termination, all expenses associated with the movement (or duplication) of records and materials and conversion thereof to a successor service provider, and all trailing expenses incurred by Distributor, will be borne by the Company. Either party may terminate this Agreement on written notice to the other party if the other party is in material breach of its obligations hereunder and fails to cure the breach within thirty (30) days of such written notice. In addition, either party may, in its sole discretion, elect to terminate this Agreement on written notice to the other party upon the bankruptcy or insolvency of the other party or upon the commencing voluntary or involuntary winding up, or upon the filing of any petition seeking the winding up of the other party. The provisions of Sections 7, 8 and 9 shall survive any expiration or termination of this Agreement.

SECTION 10 MISCELLANEOUS

10.01 Records. The books and records pertaining to the Company, which are in the possession or under the control of Distributor, will be the property of the Company. Such books and records will be prepared and maintained as required under the 1940 Act and other applicable securities laws, rules and regulations. The Company and its authorized persons will have access to such books and records at all times during the Distributor’s normal business hours. Upon the reasonable request of the Company, the Distributor will provide copies of such books and records to the Company or its authorized persons, at the Company’s expense. Distributor agrees to reasonably cooperate with the Company to assist Company in providing materials for and preparing, upon Company’s reasonable request, materials related to the services provided by the Distributor herein that are required by applicable law or regulation to be presented to the Company’s board of trustees.

10.02 Independent Contractor. The Distributor will undertake and discharge its obligations hereunder as an independent contractor. Neither Distributor nor any of its officers, directors, employees or representatives is or will be an employee of the Company or a Fund in connection with the performance of Distributor’s duties hereunder. Distributor will be responsible for its own conduct and the employment, control, compensation and conduct of its agents and employees, and for any injury to such agents or employees or to others through its agents and employees. Any obligations of Distributor hereunder may be performed by one or more third parties or affiliates of Distributor.

10.03 Notices. All notices provided for or permitted under this Agreement will be deemed effective upon receipt, and will be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below. Notices to the Distributor will be sent to the attention of: General Counsel, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456. Notices to the Company will be sent to c/o General Counsel, Causeway Capital Management LLC, 11111 Santa Monica Blvd., 15th Floor, Los Angeles, CA 90025.

10.04 Dispute Resolution. Whenever either party desires to institute legal proceedings against the other party concerning this Agreement, it will provide written notice to that effect to such other party.

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The party providing such notice will refrain from instituting said legal proceedings for a period of thirty (30) days following the date of provision of such notice. During such period, the parties will attempt in good faith to amicably resolve their dispute by negotiation among their executive officers.

10.05 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be amended or waived only by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought.

10.06 Non-Solicitation. During the term of this Agreement and for a period of one year thereafter, the Company shall not solicit, make an offer of employment to, or enter into a consulting relationship with, any person who was an employee of the Distributor during the term of this Agreement. If the Company breaches this provision, the Company shall pay to the Distributor liquidated damages equal to 100% of the most recent twelve month salary of the Distributor’s former employee together with all legal fees reasonably incurred by the Distributor in enforcing this provision. The foregoing restriction on solicitation does not apply to unsolicited applications for jobs, responses to public advertisements or candidates submitted by recruiting firms, provided that such firms have not been contacted to circumvent the spirit and intention of this Section 10.06.

10.07 Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the latter will control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

10.08 Counterparts. This Agreement may be executed in two or more counterparts, all of which will constitute one and the same instrument. Each such counterpart will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement will be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

10.09 Force Majeure. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: war; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party. If a force majeure prevents Distributor’s performance hereunder for more than thirty (30) days, Company may terminate this Agreement on written notice to Distributor.

10.10 Severability. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in

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such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination will have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement will be enforceable as so modified.

10.11 Confidential Information.

(a) Each of the Distributor and the Company (each, in such capacity, the “Receiving Party”) acknowledges and agrees to maintain the confidentiality of Confidential Information (as hereinafter defined) provided to the Receiving Party by the other party hereto (in such capacity, the “Disclosing Party”) in connection with this Agreement. The Receiving Party will not disclose or disseminate the Disclosing Party’s Confidential Information to any Person other than (i) those directors, trustees, managers, officers, employees, agents, contractors, subcontractors and licensees of the Receiving Party or, in the case of the Company, of the Company’s anticipated investment adviser, or (ii) with respect to the Distributor as a Receiving Party, to those employees, agents, contractors, subcontractors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights, under this Agreement. In addition, the Receiving Party (x) will take all reasonable steps to prevent unauthorized access to the Disclosing Party’s Confidential Information, and (y) will not use the Disclosing Party’s Confidential Information, or authorize other Persons to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, “reasonable steps” means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps will in no event be less than a reasonable standard of care.

(b) The term “Confidential Information,” as used herein, will mean all business strategies, plans and procedures, proprietary information, methodologies, data and trade secrets, and other confidential information and materials (including, without limitation, any non-public personal information as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

(c) Notwithstanding anything to the contrary herein, the provisions of this Section 10.11 respecting Confidential Information will not apply to the extent, but only to the extent, that such Confidential Information is: (a) already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) publicly available at or following the time it is received from the Disclosing Party through no wrongful act of the Receiving Party or any third party; (d) independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party will advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

(d) The Receiving Party will be responsible for ensuring compliance by its and its affiliates’ directors, officers, employees, agents, contractors, subcontractors and licensees with its obligations of confidentiality and non-use under this Section 10.11. In addition, the Receiving Party will require all persons that are provided access to the Disclosing Party’s Confidential Information, other than the Receiving Party’s accountants and legal counsel and, in the case of the Company, the Company’s anticipated investment adviser, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 10.11. The Receiving Party will promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information by such persons.

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(e) Upon the Disclosing Party’s written request following the termination of this Agreement, the Receiving Party promptly will return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party’s Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Distributor will have no obligation to return or destroy Confidential Information of the Company that resides in save tapes of Distributor; provided, however, that in either case all such Confidential Information retained by the Receiving Party will remain subject to the provisions of this Section 10.11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party will certify in writing its compliance with the provisions of this paragraph.

10.12 Insurance. The Distributor agrees to maintain liability insurance coverage which is, in scope and amount, consistent with coverage customary in the industry for distribution activities similar to the distribution activities provided to the Company hereunder. The Company hereby represents that it maintains adequate insurance coverage with respect to its responsibilities pursuant to this Agreement, including commercially reasonable fidelity bond(s), errors and omissions, directors and officers, professional liability insurance; provided, however, that the amount of insurance coverage, which shall be determined in the sole reasonable judgment of the Company’s Board, shall in no way affect a party’s obligations or liability as otherwise set forth in this Agreement.

10.13 Trustees’ Limitation of Liability. The names “Causeway ETMF Trust” and “Trustees of Causeway ETMF Trust” refer respectively to the Delaware statutory trust created (the “Trust”) and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust to which reference is hereby made and a certificate of the Trust is on file at the office of the Secretary of State of Delaware and elsewhere as required by law, and to any and all amendments thereto. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

10.14 Additional Funds. In the event that the Company establishes one or more classes or series in addition to the Funds, with respect to which the Company desires to have the Distributor render services under the terms hereof, it shall so notify the Distributor in writing; and, if the Distributor agrees in writing to provide such services, then each such additional class or series shall become a Fund hereunder.

10.15 Use of Distributor’s/Company’s Name.

The Company will not use the name of the Distributor, or any of its affiliates, in any Prospectus, Sales Materials, and other material relating to the Company in any manner without the prior written consent of the Distributor (which will not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the Prospectus and Sales Materials of the Company and in all other materials which merely refer in accurate terms to their appointment hereunder or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

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Neither the Distributor nor any of its affiliates will use the name of the Company in any publicly disseminated materials, including sales literature, in any manner other than with respect to representative client lists, without the prior written consent of the Company (which will not be unreasonably withheld); provided, however, that the Company and each Fund hereby approves all lawful uses of its name in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by applicable law, regulations or otherwise by the SEC, FINRA, or any state securities authority.

*****

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IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.

CAUSEWAY ETMF TRUST	SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Turner Swan	By:	/s/ Maxine J. Chou
Name:	Turner Swan	Name:	Maxine J. Chou
Title:	President	Title:	CFO and COO

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SCHEDULE A

[reserved]

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SCHEDULE B

List of Services

Contract Management

•	Coordinate and execute Authorized Participant Agreements pursuant to Section 5 of this Agreement

•	Coordinate and execute operational agreements related to the services contemplated by this Agreement (networking agreements, NSCC redemption agreements, etc.), if applicable

•	Coordinate and execute on behalf of the Company shareholder service and similar agreements to the extent permitted by applicable law, and as contemplated by the Company’s distribution and/or shareholder servicing plan, if applicable

FINRA Review

•	Conduct FINRA filing of materials

•	Respond to FINRA comments on marketing materials

Other Services

•	Forward any complaints concerning the Company received by the Distributor to the Company, assist in resolving such complaints, and maintain a log of such complaints as required by applicable law;

•	Keep and maintain all books and records relating to the services provided by the Distributor under this Agreement in accordance with applicable law.

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SCHEDULE C

Fees

The Distributor will receive from the Company fees in the amount of $0 annually, payable in equally monthly installments of $0 on the 1st business day of each month.

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